Exhibit j under form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the use of our reports dated January 21, 2000 in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A No. 2-91776) of Federated International Equity Fund and Federated International Income Fund, each a portfolio of Federated International Series, Inc., dated March 31, 2000.

      /s/ Ernst & Young LLP
 Ernst & Young LLP

Boston, Massachusetts
March 27, 2000